EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

FOR AFFILIATE INVESTORS

Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the “Company”), as follows:

1.             This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.             The Company has authorized the sale and issuance to certain investors of up to an aggregate of 948,115 shares (the “Shares”) of its common stock, par value $0.50 per share (the “Common Stock”), for a purchase price of $3.65 per share (the “Purchase Price”) for investors that are affiliates of the Company.

3.             The offering and sale of the Shares (the “Offering”) is being made pursuant to (a) an effective Registration Statement on Form S-3 (Registration No. 333-160712) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), which contains the base prospectus dated July 20, 2009 (the “Base Prospectus”) and was declared effective by the Commission on July 27, 2009, (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (c) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.             The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the minimum number of shares that the Investor may purchase in connection with the Offering is 2,500 and the maximum number of shares that the Investor may purchase in connection with the Offering is 250,000; provided, however, that the Company may waive the minimum and maximum subscription amounts for any officer, director, employee or consultant of the Company who subscribes for shares of common stock in the Offering.

5.             (a)           The manner of settlement of the Shares purchased by the Investor shall be determined by the Investor as follows (check one):

☐            (1)           Delivery by crediting the account of the Investor’s broker-dealer (as specified by such Investor on Exhibit A attached hereto) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s broker-dealer shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES.

☐            (2)           Delivery of the Shares in physical, certificated form to the address set forth on the signature page hereto, registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor. The Investor hereby acknowledges and agrees that the Transfer Agent will mail the Shares in physical, certificated form within a commercially reasonable time after Closing.

(b)           NO LATER THAN ONE BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL REMIT THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR BY (A) CHECK MADE PAYABLE TO THE ORDER OF “TENNESSEE COMMERCE BANCORP, INC.” OR (B) WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

Bank Name: Tennessee Commerce Bank

ABA #

Account Name: Tennessee Commerce Bancorp, Inc.

Account Number:

Swift:

Reference: Tennessee Commerce Bancorp, Inc. Stock Offering

Contact: Chris Bick

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) DELIVER THE NECESSARY CHECK, MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) IF THE INVESTOR ELECTS TO SETTLE THE SHARES IT PURCHASED THROUGH DTC’S DWAC DELIVERY SYSTEM, ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.             The Investor represents that, except as set forth below, (a) he, she or it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (b) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.             The Investor represents that he, she or it is an officer, director, employee or consultant of the Company or otherwise a person or entity known to be an affiliate of the Company.

8.             The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, which is part of the Company’s Registration Statement, the documents incorporated by reference therein, and any issuer free writing prospectus (as set forth in Commission Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g)) (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the execution and delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, an issuer free writing prospectus and oral communications.

9.             No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, in whole or in part, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. This Agreement will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of Page Intentionally Left Blank]

Number of Shares:

Purchase Price Per Share:  $3.65

Aggregate Purchase Price:  $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December , 2009

INVESTOR

Print Name:

Address:

Agreed and Accepted
this day of December, 2009:

TENNESSEE COMMERCE BANCORP, INC.

By:

Name:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.             Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.             Agreement to Sell and Purchase the Shares.

2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2           The Company proposes to enter into subscription agreements with certain other affiliate and non-affiliate investors (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the subscription agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           The Company represents that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or his, her or its agents or counsel with any information, other than information relating to the Offering, that constitutes or could reasonably be expected to constitute material, non-public information, except as will be disclosed in the Disclosure Package and the Company’s Current Report on Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in purchasing the Shares.

3.             Closing and Delivery of the Shares and Funds.

3.1           Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur on December 18, 2009 (the “Closing Date”) at a place to be specified by the Company.  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2           Conditions to the Obligations of the Parties.

(a)           Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Shares to the Investor shall be subject to (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares shall be subject to (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement and (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.

3.3           Delivery of Funds. No later than one business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor by (a) a check made payable to the order of “Tennessee Commerce Bancorp, Inc.” or (b) wire transfer to the following account designated by the Company:

Bank Name: Tennessee Commerce Bank

ABA #

Account Name: Tennessee Commerce Bancorp, Inc.

Account Number:

Swift:

Reference: Tennessee Commerce Bancorp, Inc. Stock Offering

Contact: Chris Bick

Such funds shall be held in escrow by the Company until the Closing upon the satisfaction of the conditions set forth in Section 3.2 hereof.

3.4           Delivery of Shares.

(a)           DWAC Delivery. If the Investor elects to settle the Shares it purchased through DTC’S DWAC delivery system, no later than one business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker-dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares. At the Closing, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)           Physical Certificate. If the Investor elects to settle the Shares it purchased through receipt of a physical certificate, at the Closing, the Company shall direct the Transfer Agent to mail the Shares in physical, certificated form to the address set forth on the signature page hereto within a commercially reasonable time after Closing.

4.             Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1           The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire attached hereto as Exhibit A and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date, (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information and (d) is either an “accredited investor” as defined in Rule 501(a) under the Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Act.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3           (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4           The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5           Since the date on which the Company first contacted the Investor about the Offering (the “Initial Date”), the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, tax and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).  The Investor covenants that it has not engaged in any purchases or sales involving the securities of the Company (including Short Sales) during the period commencing on the Initial Date and ending at the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers.

5.             Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(a)       if to the Company, to:

Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

Facsimile:  (615) 599-2275

(b)       with copies to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attention:  David G. Wilson, Esq.

Facsimile:  (615) 244-6804

(c)       if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.             Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.             Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.             Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.           Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Tennessee, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.           Confirmation of Sale.  The Investor acknowledges and agrees that the Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to the Investor.

13.           Press Release.  The Company and the Investor agree that the Company may, in its sole discretion, (a) issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) file a Current Report on Form 8-K with the Commission including a form of this Agreement.

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EXHIBIT A

TENNESSEE COMMERCE BANCORP, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name in which your Shares are to be registered. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained); please include the name and telephone number of the contact person at the broker-dealer:

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: